Exhibit 10.1

Execution Version

FIRST AMENDMENT AND CONSENT AND WAIVER NO. 3

TO CREDIT AGREEMENT

THIS FIRST AMENDMENT AND CONSENT AND WAIVER NO. 3 TO CREDIT AGREEMENT (this “Amendment”) is dated as of September 11, 2012 and is entered into by and among ACI WORLDWIDE, INC., a Delaware corporation (the “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), the Lenders party hereto and, for purposes of Section IV and V hereof, the SUBSIDIARY GUARANTORS listed on the signature pages hereto, and is made with reference to that certain CREDIT AGREEMENT dated as of November 10, 2011, by and among the Borrower, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent and the other agents party thereto, as supplemented by that certain Consent and Waiver No. 1 to Credit Agreement, dated as of May 9, 2012 (as amended by the First Amendment to Consent and Waiver No. 1 to the Credit Agreement, dated as of August 9, 2012) and by the certain Consent and Waiver No. 2 to the Credit Agreement, dated as of August 9, 2012 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, the Credit Parties have requested that the Required Lenders agree to amend certain provisions of the Credit Agreement, consent to the release of Antelope II (as defined below) and, upon completion of the S1 Reorganization (as defined in the Credit Agreement as amended by Section II hereof (the “Amended Agreement”)), PM Systems (as defined below), in each case, from its obligations under the Subsidiary Guaranty Agreement and waive certain Specified Defaults (as defined below) under the Credit Agreement, and that each of the Lenders party to the Credit Agreement as of the Amendment Effective Date (as defined below) consent to the waiver of certain mandatory prepayment provisions of the Credit Agreement, in each case, as provided for herein; and

WHEREAS, subject to certain conditions, each of the Lenders party hereto as a “Term Loan Prepayment Declining Lender” (the “Term Loan Prepayment Declining Lenders”) are willing to agree to such mandatory prepayment waivers relating to the Credit Agreement and each of the Lenders party hereto as a “Consenting Lender” constituting the Required Lenders (the “Consenting Lenders”) are willing to agree to such amendments, consents and waivers relating to the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I. CONSENT AND WAIVER.

A. Consent. Each of the Consenting Lenders hereby consents to (i) the release of Antelope Investment Co. II LLC (“Antelope II”) from its obligations under the Subsidiary Guaranty Agreement and any other Loan Document; provided that (a) Antelope II shall not engage in any activities other than those contemplated by Section 9.10(d) of the Credit Agreement and (b) each of the Credit Parties shall comply in all respects with its obligations under the Loan Documents with respect to Antelope II (including, without limitation, Section 9.10) and (ii) the release of PM Systems Corporation (“PM Systems”) from its obligations under the Subsidiary Guaranty Agreement and any other Loan Document solely upon the transfer of all of the Capital Stock held by ACI Worldwide Corp. therein pursuant to the S1 Reorganization (as defined in the Amended Agreement).

B. Waivers.

(i) Each of the Term Loan Prepayment Declining Lenders party hereto hereby waives any requirement under Section 4.5(b) or Section 5.6 to prepay the Term Loans of any such Term Loan Prepayment Declining Lender with the aggregate Net Cash Proceeds from the exercise by IBM of the IBM Warrants (in each case, as defined in Section II below) (such Net Cash Proceeds otherwise required to be prepaid to the Term Loan Prepayment Declining Lenders, the “Declined Proceeds”); provided that the aggregate principal amount of the Declined Proceeds shall be deemed to be excess proceeds and shall be applied to repay the Revolving Credit Loans, without a corresponding reduction of the Revolving Credit Commitment, in accordance with Section 2.4(f).

(ii) As of the Amendment Effective Date, each of the Consenting Lenders hereby waive any Default or Event of Default directly or indirectly caused by (x) any non-compliance by any Credit Party with Section 4.3 of the Collateral Agreement and any other covenant under the Loan Documents solely to the extent arising as a result of any failure by the Borrower to provide thirty (30) days prior written notice to the Administrative Agent of the change of the location of the chief executive office of the Borrower, (y) any non-compliance with Section 9.10 of the Credit Agreement, Sections 4.5, 4.6 and 4.9 of the Collateral Agreement and any other covenant under the Loan Documents solely to the extent arising as a result of any failure (A) to deliver to the Administrative Agent original stock certificates (or the equivalent thereof) evidencing the Capital Stock of any Specified S1 European Subsidiary or any Specified S1 Foreign Subsidiary (each as defined in the Amended Agreement), (B) to take such actions as are required under the Credit Agreement or the Collateral Agreement to perfect the security interests granted by PM Systems and (C) to deliver updated Schedules to the Loan Documents with respect to PM Systems (such requirements, collectively, the “Perfection Requirements”) and (z) any representation or warranty in or made pursuant to any Loan Document, in each case, solely in connection with the foregoing (collectively, the “Specified Defaults”); provided that this waiver shall have no effect, and the Specified Defaults (and any Event of Default that may result therefrom) shall be and remain a Default (or become an Event of Default due to the lapse of time), in each case, with respect to non-compliance with the Perfection Requirements, on and following the date that is six months from the Amendment Effective Date in the event that (x) the S1 Reorganization is not completed prior to such date and (y) the Credit Parties have failed to comply with the Perfection Requirements in any respect.

SECTION II. AMENDMENTS.

1.1 Amendments to Section 1: Definitions.

1.1.1 Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:

“ACI Australia” means ACI Worldwide (Pacific) Pty Ltd, a proprietary limited company organized under the laws of Australia.

“ACI Worldwide” means ACI Worldwide Corp., a Nebraska corporation.

“AcquisitionCo” means ACI Australia Pty Ltd., a wholly-owned subsidiary of GPC organized under the laws of Australia.

“First Amendment” means that certain First Amendment to Credit Agreement dated as of September 10, 2012 among the Borrower, Administrative Agent, the financial institutions and the Subsidiary Guarantors listed on the signature pages thereto.

“First Amendment Effective Date” means September 10, 2012, the date the conditions precedent set forth in the First Amendment were satisfied or waived in accordance therewith.

“GPC” means Applied Communications GPC Limited, an entity organized under the laws of Ireland.

“IBM” means International Business Machines Corporation, a New York corporation.

“IBM Warrants” means the warrants issued by the Borrower to IBM to purchase up to 1,427,035 shares of Capital Stock of the Borrower at a price of $27.50 per share and up to 1,427,035 shares of Capital Stock of the Borrower at a price of $33.00 per share.

“Investment” has the meaning assigned thereto in Section 11.3.

“PM Systems” means PM Systems Corporation, a South Carolina corporation.

“S1 Intercompany Loan” means the intercompany loan made by ACI Worldwide to UK Holdings, the net cash proceeds of which will be used by UK Holdings to fund the transactions described in clause (b) of the definition of S1 Reorganization.

“S1 Reorganization” shall mean (a) the merger of each of S1 Corporation, a Delaware corporation, S1, Inc., a Kentucky corporation, S1 Enterprise, Inc., a Delaware corporation, Regency Systems Inc., a Texas corporation, S1 Real Estate Holdings LLC, a Georgia limited liability company, x-Net Associates, Inc., a New York corporation, Postilion, Inc., a Florida corporation and Software Dynamics Incorporated, a California corporation, with and into ACI Worldwide, (b) the capital contribution, sale or other transfer by ACI Worldwide to UK Holdings of all of the Capital Stock of each of the Specified S1 European Subsidiaries and PM Systems held by ACI Worldwide and (c) the capital contribution, sale or other transfer by ACI Worldwide to certain Foreign Subsidiaries of the Borrower of all of the Capital Stock of the Specified S1 Foreign Subsidiaries held by ACI Worldwide.

“Specified S1 European Subsidiaries” shall mean, collectively, S1 Deutschland GmbH, an entity organized under the laws of Germany, S1 Belgium NV, an entity organized under the laws of Belgium, S1 Global Limited, an entity organized under the laws of the United Kingdom and S1 International IP Holdings Ltd, an entity organized under the laws of the United Kingdom.

“Specified S1 Foreign Subsidiaries” shall mean, collectively, S1 Tech Services Ltd., a corporation incorporated under the laws of Thailand, S1 Corp (s) Pte Ltd., a corporation organized under the laws of Singapore, S1 Ireland Ltd, a corporation organized under the laws of Ireland and S1 Services (India) Private Ltd., a corporation organized under the laws of India.

“TargetCo” means the entity organized under the laws of Australia, which is indentified as the “Company” in the TargetCo Purchase Agreement.

“TargetCo Acquisition” means the acquisition of all of the outstanding shares of Capital Stock of TargetCo by AcquisitionCo pursuant to the TargetCo Purchase Agreement.

“TargetCo Intercompany Loan” means the intercompany loan made by ACI Worldwide to GPC, the net cash proceeds of which will be used to finance the TargetCo Acquisition.

“TargetCo Purchase Agreement” means that certain Agreement for Sale to be entered into on or about September 13, 2012, by and among AcquisitionCo, TargetCo and the other parties thereto.

“TargetCo Transactions” means, collectively, (a) the making of the TargetCo Intercompany Loans, (b) the capital contribution or other transfer of all of the shares of Capital Stock of ACI Australia held by ACI Worldwide to GPC, (c) the capital contribution, sale or other transfer of all of the shares of Capital Stock of ACI Australia held by GPC to AcquisitionCo, (d) the consummation of the TargetCo Acquisition and (e) the payment of any Transaction Costs incurred in connection with the foregoing.

“UK Holdings” means Applied Communications Inc. U.K. Holdings Limited, an entity organized under the laws of the United Kingdom.

1.1.2 The definition of “Consolidated EBITDA” in Section 1.1 of the Credit Agreement is hereby amended by deleting the word “and” immediately before clause (vii) thereof and inserting the following immediately following clause (vii) thereof:

“and (viii) any integration, severance, relocation, transition or business optimization expenses and other restructuring costs, incurred in connection with (x) the Acquisition to the extent accrued, payable or paid within 12 months of the Closing Date in an aggregate amount not to exceed $22.0 million for any such period and (y) Permitted Acquisitions after the Closing Date in an aggregate amount not to exceed $7.5 million for any such period, in each case, to the extent (A) actually paid during such period or (B) representing an accrual or reserve for potential cash items in respect of the foregoing in any future period; provided that, in the case of (B), the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to the extent that such cash payment would be duplicative of any accrual or reserve that is already included in the calculation of Consolidated EBITDA.”

1.1.3 The definition of “Permitted Acquisition” in Section 1.1 of the Credit Agreement is hereby amended by inserting the following proviso at the end of clause (d) thereof:

“provided that the Borrower and its Subsidiaries may make one or more Permitted Acquisitions of Persons without complying with this clause (d) subject to compliance with Section 11.3(c)(i) of this Agreement;”

1.1.4 The definition of “Transaction Costs” in Section 1.1 of the Credit Agreement is hereby amended by inserting the phrase “, the Acquisition, or any other Permitted Acquisition (including, for the avoidance of doubt, the TargetCo Acquisition)” immediately after the phrase “related to the Transactions” where it appears therein.

1.2 Amendments to Section 9: Affirmative Covenants.

1.2.1 Section 9.10(a) of the Credit Agreement is hereby amended by inserting the phrase “, subject to clause (b) below,” immediately before the phrase “and in any event within thirty (30) days” each place it appears therein.

1.2.2 Section 9.10(b) of the Credit Agreement is hereby amended by deleting the reference to the number “forty-five (45)” therein and substituting “ninety (90)” in lieu thereof.

1.2.3 Section 9.10(c) of the Credit Agreement is hereby amended by (x) deleting the phrase “ten (10) days” and inserting the phrase “ten (10) Business Days” in lieu thereof and (y) deleting the reference to the number “sixty (60)” therein and substituting “ninety (90)” in lieu thereof.

1.3 Amendments to Section 11: Negative Covenants.

1.3.1 Section 11.1(l) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(i) Indebtedness owed by any Credit Party to any Subsidiary which is not a Credit Party or by any Subsidiary which is not a Credit Party to a Credit Party, in each case, existing on the Closing Date, (ii) the S1 Intercompany Loans in an aggregate principal amount not to exceed $200,000,000, (iii) the TargetCo Intercompany Loans in an aggregate principal amount not exceed $35,000,000 and (iv) Indebtedness owed by (A) any Credit Party to any Subsidiary which is not a Credit Party; provided that such Indebtedness shall be subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent and

(B) any Subsidiary which is not a Credit Party to any Credit Party; provided that the aggregate amount of all such intercompany Indebtedness permitted pursuant to the foregoing clauses (A) and (B), together with any equity or capital investments permitted pursuant to Section 11.3(h)(ii), in each case incurred or made after the Closing Date, shall not exceed $50,000,000 outstanding on any date of determination (which amount shall be calculated as the net balance of such loans, advances and equity and capital investments as reduced by any repayments or distributions made with respect thereto); provided, further, that, any Indebtedness owed to any Credit Party pursuant to this clause (l) shall be evidenced by a promissory note in form and substance reasonably satisfactory to the Administrative Agent and shall be pledged and delivered to the Administrative Agent pursuant to the Security Documents;”

1.3.2 Section 11.3(c)(i) of the Credit Agreement is amended and restated in its entirety as follows:

“Investments by the Borrower or any of its Subsidiaries in the form of Permitted Acquisitions; provided that:

(A) the Borrower and its Subsidiaries shall be in compliance on a Pro Forma Basis with a Consolidated Total Leverage Ratio of less than 2.75:1.00 as of the last day of the Fiscal Quarter most recently ended; and

(B) if the Consolidated Total Leverage Ratio of the Borrower and its Subsidiaries as determined pursuant to clause (A) above is equal to or greater than 2.25:1.00 (but less than 2.75:1.00), the Permitted Acquisition Consideration for any such acquisition (or series of related acquisitions) immediately preceding such acquisition shall not exceed $75,000,000;

provided, further, that the Permitted Acquisition Consideration for any acquired Subsidiary that does not become a Guarantor (or the assets of which are not acquired by the Borrower or a Guarantor) (x) shall not exceed $75,000,000 for any such acquisition (or series of related acquisitions) and (y) when taken together with the aggregate Permitted Acquisition Consideration for all such acquired businesses acquired after the First Amendment Effective Date (other than the TargetCo Acquisition) pursuant to the proviso in clause (d) of the definition of “Permitted Acquisition” and this Section 11.3(c)(i), shall not exceed $200,000,000 in the aggregate;”

1.3.3 Section 11.3(h) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Investments in the form of (i) intercompany loans and advances permitted pursuant to Section 11.1(l) and (ii) equity or capital investments made by any Credit Party in any Subsidiary which is not a Credit Party; provided that the aggregate amount of such equity or capital investments permitted pursuant to the foregoing clause (ii), together with any intercompany Indebtedness permitted pursuant to Section 11.1(l)(iv), in each case, incurred or made after the Closing Date, shall not exceed $50,000,000 outstanding on any date of determination (which amount shall be calculated as the net balance of such loans, advances and equity or capital investments as reduced by any repayments or distributions made with respect thereto);”

1.3.4 Section 11.3 of the Credit Agreement is hereby further amended by (i) inserting the phrase “(any such transaction, an “Investment”)” immediately after the words “any Person” and immediately prior to the word “except” in the first clause thereof and (ii) deleting “and” at the end of clause (j) thereof, replacing the period with “; and” at the end of clause (k) thereof and adding the following additional clause:

“(l) any Investments by ACI Worldwide in (x) UK Holdings constituting a capital contribution or other transfer of Capital Stock of each of the Specified S1 European Subsidiaries and PM Systems held by ACI Worldwide with a fair market value not to exceed $225,000,000 and (y) one or more direct or indirect Foreign Subsidiaries of the Borrower constituting a capital contribution or other transfer of Capital Stock of each of the Specified S1 Foreign Subsidiaries held by ACI Worldwide with a fair market value not to exceed $65,000,000, in each case, pursuant to the S1 Reorganization; and

(m) (x) any Investments by ACI Worldwide in GPC or AcquisitionCo constituting a capital contribution or other transfer of Capital Stock in ACI Australia with a fair market value not to exceed $45,000,000 pursuant to the TargetCo Transactions and (y) additional capital contributions or other transfers of Capital Stock in connection with the reorganization of newly-formed or newly-acquired Foreign Subsidiaries from a Credit Party to a newly formed foreign holding company (or newly formed foreign holding companies); provided that (1) such reorganization is consummated within ninety (90) days of such formation or acquisition (or such longer period agreed to among such Credit Party and the Administrative Agent), (2) no Default or Event of Default has occurred and is continuing at the time of such reorganization or would occur as a consequence of such reorganization, (3) any acquisition of any such Foreign Subsidiary is permitted under clause (c) of this Section 11.3 and (4) with respect to each such holding company that is a First-Tier Foreign Subsidiary, the Borrower shall comply with Section 9.10.”

1.3.5 Section 11.5 of the Credit Agreement is hereby amended by deleting “and” at the end of paragraph (j) thereof, replacing the period with “; and” at the end of paragraph (k) thereof and adding the following additional clause:

“(l) dispositions constituting Investments permitted under Sections 11.3(l) and (m).”

1.3.6 Section 11.6(a)(2) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“the Borrower and its Subsidiaries are, at the time of such Restricted Payment, in compliance on a Pro Forma Basis with a Consolidated Total Leverage Ratio of less than 2.75:1:00 as of the last day of the Fiscal Quarter most recently ended; provided that if such Consolidated Total Leverage Ratio is equal to or greater than 2.25:1.00 (but less than 2.75:1.00), the aggregate amount of Restricted Payments made pursuant to this Section 11.6(a) shall not exceed (x) $50,000,000 per annum plus (y) other Restricted Payments described in clause (iii) above not to exceed $25,000,000; provided, further, that notwithstanding anything in this clause (2) to the contrary, the first 2,500,000 shares of Capital Stock of the Borrower purchased, redeemed, acquired or otherwise retired for value by any Credit Party on or after the First Amendment Effective Date shall not be prohibited hereunder provided that such purchase, redemption or acquisition complies with Section 11.6(b)(iv) below;”

1.3.7 Section 11.6(b) of the Credit Agreement is hereby amended by replacing “and” with “,” immediately before clause (iii) thereof and inserting the following at the end thereof:

“ and (iv) the Borrower may purchase, redeem or otherwise acquire or retire for value up to 2,500,000 shares of Capital Stock of the Borrower; provided that, after giving effect to any purchase, redemption or acquisition of Capital Stock of the Borrower in connection therewith, the Borrower and its Subsidiaries are in compliance on a Pro Forma Basis with a Consolidated Total Leverage Ratio of at least 0.25:1.00 less than the then-applicable Consolidated Total Leverage Ratio that would otherwise be required under Section 10.1 determined for the most recently ended fiscal quarter of the Borrower.”

1.3.8 Section 13.9 of the Credit Agreement is hereby amended by deleting the phrase “if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder” and replacing it with the phrase “if all of the Capital Stock of such Subsidiary Guarantor owned by any Credit Party is sold or transferred as a result of a transaction permitted hereunder (including pursuant to a waiver or consent), to the extent that, after giving effect to such transaction, such Subsidiary would not be required to guaranty any Obligations pursuant to Section 9.10”.

1.3.9 Section 14.1(b) of the Credit Agreement is hereby amended by replacing the address for notices to the Borrower with the following:

“ACI Worldwide, Inc.

3520 Kraft Road

Suite 300

Naples, FL 34105

Attention: Craig Maki, Senior Vice President, Corporate Development Officer

Phone: (239) 403-4600

Fax: (239) 403-4601”

SECTION III. CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (upon satisfaction of such conditions, such date being referred to herein as the “Amendment Effective Date”):

A. Execution. The Administrative Agent shall have received a counterpart signature page of this Amendment duly executed by the Required Lenders and each of the Credit Parties.

B. Fees. The Administrative Agent and the Lenders shall have received all fees previously agreed in writing by the Borrower and due and payable on or prior to the Amendment Effective Date and all out-of-pocket expenses (to the extent invoiced) required to be reimbursed or paid by the Borrower hereunder or any other Loan Document (including reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy).

C. Other Documents. The Administrative Agent and the Lenders shall have received such other documents, information or agreements regarding Credit Parties as the Administrative Agent may reasonably request.

SECTION IV. REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment, each Credit Party which is a party hereto represents and warrants to each Lender that the following statements are true and correct in all material respects:

A. Authorization of Agreements. Each of the Credit Parties has the right, power and authority, and has taken all necessary corporate and other action to authorize, the execution, delivery and performance of this Amendment and the performance of the Credit Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Amendment, the Credit Agreement and each of the other Loan Documents has been duly executed and delivered by the duly authorized officers of the Credit Parties party hereto or thereto, and each such document constitutes the legal, valid and binding obligation of each Credit Party party hereto or thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability.

B. Compliance of Agreements with Laws, etc. The execution, delivery and performance by each Credit Party of this Amendment and the performance by each Credit Party of the Credit Agreement and of the other Loan Documents to which each such Credit Party is a party, in accordance with their respective terms and the transactions contemplated hereby or thereby, do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any material Governmental Approval relating to the Borrower or any of its Subsidiaries, (ii) violate any material provision of Applicable Law relating to the Borrower or any of its Subsidiaries, (iii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Borrower or any of its Subsidiaries, (iv) conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, which could reasonably be expected to have a Material Adverse Effect, (v) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents or (vi) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment or the performance of the Credit Agreement or other Loan Documents other than (A) consents, authorizations, filings or other acts or consents for which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect and (B) consents or filings, if any, under the UCC.

C. Representations and Warranties from Credit Agreement. The representations and warranties contained in Sections 7.1(a), (e)–(k) and (m)-(v) of the Credit Agreement are and will be true and correct in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

D. Absence of Default. No event has occurred and is continuing that would constitute an Event of Default or a Default (other than the Specified Defaults).

E. No Material Adverse Effect. Since December 31, 2011, there has been no material adverse change in the business, assets, liabilities (contingent or otherwise), operations or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

SECTION V. ACKNOWLEDGMENT AND CONSENT

Each Subsidiary Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to this Amendment. Each Subsidiary Guarantor hereby confirms that each Loan Document to which it is a party or otherwise bound will continue to guarantee to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Obligations” under each of the Loan Documents to which is a party (in each case as such terms are defined in the applicable Loan Document).

Each Subsidiary Guarantor acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.

Each Subsidiary Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Subsidiary Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Subsidiary Guarantor to any future amendments to the Credit Agreement.

SECTION VI. MISCELLANEOUS

A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.

(iv) For the avoidance of doubt, this Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and shall be administered and construed pursuant to the terms of the Credit Agreement.”

B. Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

C. Applicable Law. ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR IN TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

D. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:	ACI WORLDWIDE, INC.

	By:		/s/ Dennis Byrnes
		Name:	Dennis Byrnes
		Title:	EVP

First Amendment to Credit Agreement

SUBSIDIARY GUARANTORS :
ACI WORLDWIDE CORP. PM SYSTEMS CORPORATION

	By:		/s/ Dennis Byrnes
		Name:	Dennis Byrnes
		Title:	VP and Secretary

ANTELOPE INVESTMENT CO. II LLC

	By:		/s/ Dennis Byrnes
		Name:	Dennis Byrnes
		Title:	Director

First Amendment to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By:		/s/ Robert Maichin
	Name:	Robert Maichin
	Title:	Senior Vice President

as a Term Loan Prepayment Declining Lender ☒

as a Consenting Lender ☒

First Amendment to Credit Agreement

Bank of America N.A., as a Lender

By:		/s/ Sugeet Manchanda Madan
	Name:	Sugeet Manchanda Madan
	Title:	Director

as a Term Loan Prepayment Declining Lender ☒

as a Consenting Lender ☒

First Amendment to Credit Agreement

Bank of the West, as a Lender

By:		/s/ William Honke
	Name:	William Honke
	Title:	Senior Vice President

as a Term Loan Prepayment Declining Lender ☒

as a Consenting Lender ☒

First Amendment to Credit Agreement

Compass Bank, as a Lender

By:		/s/ W. Brad Davis
	Name:	W. Brad Davis
	Title:	Senior Vice President

as a Term Loan Prepayment Declining Lender ☒

as a Consenting Lender ☒

First Amendment to Credit Agreement

Fifth Third Bank, as a Lender

By:		/s/ Robert Urban
	Name:	Robert Urban
	Title:	Vice President

as a Term Loan Prepayment Declining Lender ☒

as a Consenting Lender ☒

First Amendment to Credit Agreement

Manufacturers Bank, as a Lender

By:		/s/ Sean Walker
	Name:	Sean Walker
	Title:	SVP

as a Term Loan Prepayment Declining Lender ☒

as a Consenting Lender ☒

First Amendment to Credit Agreement

PNC Bank, National Association, as a Lender

By:		/s/ Michael A. Richards
	Name:	Michael A. Richards
	Title:	Senior Vice President

as a Term Loan Prepayment Declining Lender ☒

as a Consenting Lender ☒

First Amendment to Credit Agreement

RBS Citizens, N.A., as a Lender

By:		/s/ William E. Rurode, Jr.
	Name:	William E. Rurode, Jr.
	Title:	Senior Vice President

as a Term Loan Prepayment Declining Lender ☒

as a Consenting Lender ☒

First Amendment to Credit Agreement

SOVEREIGN BANK, N.A., as a Lender

By:		/s/ James R. Riley
	Name:	James R. Riley
	Title:	Senior Vice President

as a Term Loan Prepayment Declining Lender ☒

as a Consenting Lender ☒

First Amendment to Credit Agreement

Union Bank, N.A., as a Lender

By:		/s/ Eric Wilson
	Name:	Eric Wilson
	Title:	Senior Credit Analyst

as a Term Loan Prepayment Declining Lender ☒

as a Consenting Lender ☒

First Amendment to Credit Agreement

U.S. Bank National Association, as a Lender

By:		/s/ Joseph T. Sullivan III
	Name:	Joseph T. Sullivan III
	Title:	Vice President

as a Term Loan Prepayment Declining Lender ☒

as a Consenting Lender ☒

First Amendment to Credit Agreement